ChoiceOne Financial Services, Inc. 10-K

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the ChoiceOne Financial Services, Inc. (ChoiceOne) Form 10-K of our report dated March 15, 2019 on the financial statements of ChoiceOne for the years ended December 31, 2018, 2017, and 2016 which is included in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

/s/Plante & Moran, PLLC

Auburn Hills, Michigan

March 15, 2019

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